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                                                                 EXHIBIT 4.5

                             STOCK PLEDGE AGREEMENT

              STOCK PLEDGE AGREEMENT dated as of June 17, 1997 made by PIONEER AMERICAS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company") in favor of UNITED STATES TRUST COMPANY OF NEW YORK, as collateral agent (the "Collateral Agent") under the Intercreditor and Collateral Agency Agreement dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement") among Pioneer Americas Acquisition Corp. ("PAAC"), the Company, Pioneer Chlor Alkali Company, Inc., United States Trust Company of New York, as trustee, for its own benefit and for the benefit of the Holders (as hereinafter defined) under the Indenture (as hereinafter defined) and Bank of America Illinois, as Agent, for its own benefit and for the benefit of the Term Loan Lenders (as hereinafter defined) under the Term Loan Agreement (as hereinafter defined).

              WHEREAS, pursuant to that certain Indenture dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Indenture") among PAAC, the Subsidiary Guarantors (as defined therein) and United States Trust Company of New York, as trustee (the "Trustee") for the holders of the Notes (as hereinafter defined) (the "Holders"), PAAC will issue its 9 1/4% Senior Secured Notes due 2007 (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, including all notes issued in exchange or substitution therefor upon the registration of such notes pursuant to the Securities Act of 1933 or otherwise, the "Notes") in an aggregate principal amount of $200 million;

              WHEREAS, pursuant to that certain Term Loan Agreement dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, the "Term Loan Agreement") among PAAC, Bank of America Illinois, as administrative agent (the "Term Loan Agent"), DLJ Capital Funding, as syndication agent, Salomon Brothers Holding Company Inc, as documentation agent and the lenders named therein (the "Term Loan Lenders"), the Term Loan Lenders will extend credit to PAAC to be evidenced by notes (as the same may be amended, amended and restated, supplemented or otherwise modified
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from time to time, including all notes issued in exchange or substitution therefor, the "Term Loan Notes") in an aggregate principal amount of $100 million;

              WHEREAS, pursuant to Article Thirteen of the Indenture, the Company has guaranteed (such guarantee by the Company being hereinafter referred to as the "Note Guarantee") the payment and performance of the Indenture Obligation (as hereinafter defined);

              WHEREAS, pursuant to the Subsidiary Guaranty dated as of the date hereof (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time), the Company has guaranteed (such guarantee by the Company being hereinafter referred to as the "Term Loan Guarantee") the payment and performance of the Term Loan Obligation (as hereinafter defined);

              WHEREAS, it is a condition precedent for the Initial Purchasers (as defined in the Indenture) to purchase the Notes and for the Term Loan Lenders to extend credit under the Term Loan Agreement to PAAC that the Company shall have executed and delivered this Agreement to the Collateral Agent for the ratable benefit of the Trustee for its own benefit and for the benefit of the Holders and for the Term Loan Agent for its own benefit and for the benefit of the Term Loan Lenders.

              NOW, THEREFORE, to induce the Initial Purchasers to purchase the Notes and the Term Loan Lenders to extend credit under the Term Loan Agreement to PAAC, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company has agreed to pledge and grant a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined). Accordingly the parties hereto agree as follows:

              Section 1. Definitions. Terms defined in the Intercreditor Agreement are used herein as defined therein. In addition, as used herein:

              "Agreement" shall mean this Stock Pledge Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

              "Collateral" shall have the meaning ascribed thereto in Section 3 hereof.




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              "Indenture Obligation" shall mean the payment of and performance of any and all indebtedness, obligations and liabilities of the Company now or hereafter existing under or in respect of the Note Guarantee, including, without limitation, payment of principal, premium, if any, interest and Liquidated Damages, if any, when due and payable, and all other amounts due or to become due under or in connection with the Indenture (including, without limitation, all sums due to the Trustee pursuant to Section 606 thereof) and the Notes and the performance of all other obligations to the Trustee and the Holders under the Indenture and the Notes, according to the terms thereof.

              "Issuers" shall mean, collectively, the respective corporations identified on Annex 1 hereto under the caption "Issuer."

              "Pledged Stock" shall have the meaning ascribed thereto in
       Section 3(a) hereof.

              "Secured Obligations" shall mean, collectively, (a) the Indenture Obligation, (ii) the Term Loan Obligation and (iii) all present and future obligations of the Company under this Agreement.

              "Term Loan Obligation" shall mean the payment of and performance of any and all indebtedness, obligations and liabilities of the Company now or hereafter existing under or in respect of the Term Loan Guarantee, including, without limitation, payment of principal, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with the Term Loan Agreement (including, without limitation, all sums due to the Term Loan Agent pursuant to Sections 10.3 and 10.4 thereof) and the Term Loan Notes and the performance of all other obligations to the Term Loan Agent and the Term Loan Lenders under the Term Loan Agreement and the Term Loan Notes according to the terms thereof.

              "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.





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              Section 2.  Representations and Warranties.  The Company
represents and warrants to the Collateral Agent, the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders that:

              (a) The Company is the sole beneficial owner of the Collateral and no Lien exists upon the Collateral (and no right or option to acquire the same exists in favor of any other Person), except for Permitted Liens under the Indenture and the Term Loan Agreement and except for the pledge and security interest in favor of the Collateral Agent for the ratable benefit of the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders created or provided for herein, which pledge and security interest constitute a valid perfected pledge and security interest in and to all of the Collateral securing the payment of the Secured Obligations. Upon delivery to the Collateral Agent of the stock certificates evidencing the Pledged Stock, the Lien granted pursuant to this Agreement will constitute a valid, perfected first priority Lien on the Pledged Stock, enforceable as such against all creditors of the Company and any Persons purporting to purchase Collateral from the Company.

              (b) The Pledged Stock represented by the certificates identified in Annex 1 hereto is, and all other Pledged Stock in which the Company shall hereafter grant a security interest pursuant to Section 3 hereof will be, duly authorized, validly existing, fully paid and non-assessable and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter or by-laws of the respective Issuer of such Pledged Stock, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Intercreditor Agreement).

              (c) The Pledged Stock represented by the certificates identified in Annex 1 hereto constitutes all of the issued and outstanding shares of capital stock of any class of the Issuers beneficially owned by the Company on the date hereof (whether or not registered in the name of the Company) and said Annex 1 correctly identifies, as at the date hereof, the respective Issuers of such Pledged Stock, the respective class and par value of the shares comprising such Pledged





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       Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

              Section 3. The Pledge. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, the Company hereby pledges and grants to the Collateral Agent, for the ratable benefit of the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders, as hereinafter provided, a security interest in all of the Company's right, title and interest in the following property, whether now owned by the Company or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as "Collateral"):

              (a) the shares of common stock of the Issuers represented by the certificates identified in Annex 1 hereto and all other shares of capital stock of whatever class of the Issuers, now or hereafter owned by the Company, in each case together with the certificates evidencing the same (collectively, the "Pledged Stock");

              (b) all shares, securities, moneys or property representing a dividend on any of the Pledged Stock, or representing a distribution or return of capital upon or in respect of the Pledged Stock, or resulting from a split-up, revision, reclassification or other like change of the Pledged Stock or otherwise received in exchange therefor, and any subscription warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Stock;

              (c) without affecting the obligations of the Company under any provision prohibiting such action hereunder or under the Intercreditor Agreement, in the event of any consolidation or merger in which an Issuer is not the surviving corporation, all shares of each class of the capital stock of the successor corporation owned by the Company (unless such successor corporation is the Company itself) formed by or resulting from such consolidation or merger; and

              (d) all proceeds of and to any of the property of the Company described in the preceding clauses of this Section 3 (including, without limitation, all causes of action, claims





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       and warranties now or hereafter held by the Company in respect of any of the items listed above) and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

              Section 4. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 3 hereof, the Company hereby agrees with the Collateral Agent, each Holder, each Term Loan Lender, the Trustee and the Term Loan Agent as follows:

              4.01 Delivery and Other Perfection. The Company shall at its own expense:

              (a) if any of the shares, securities, moneys or property required to be pledged by the Company under clauses (a), (b) and (c) of
       Section 3 hereof are received by the Company, forthwith either (x) transfer and deliver to the Collateral Agent such shares or securities so received by the Company (together with the certificates for any such shares and securities duly endorsed in blank or accompanied by undated stock powers duly executed in blank), all of which thereafter shall be held by the Collateral Agent, pursuant to the terms of this Agreement, as part of the Collateral or (y) take such other action as the Collateral Agent shall deem necessary or appropriate to duly record the Lien created hereunder in such shares, securities, moneys or property;

              (b) give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary or desirable (in the judgment of the Collateral Agent) to create, preserve, perfect or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of the Collateral Agent or its nominee (and the Collateral Agent agrees that if any Collateral is transferred into its name or the name of its nominee, the Collateral Agent will thereafter promptly give to the Company copies of any notices and communications received by it with respect to the Collateral);





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              (c)  keep full and accurate books and records relating to the
       Collateral, and stamp or otherwise mark such books and records in such manner as the Collateral Agent may reasonably require in order to reflect the security interests granted by this Agreement; and

              (d) permit representatives of the Collateral Agent, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at the Company's place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by the Company with respect to the Collateral, all in such manner as the Collateral Agent may require.

              4.02 Other Financing Statements and Liens. Except as otherwise permitted under Article 3 of the Intercreditor Agreement, without the prior written consent of the Collateral Agent, the Company shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement or like instrument with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the ratable benefit of the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders.

              4.03 Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

              4.04  Collateral.

              (1) Except as otherwise permitted by the Indenture, the Company will cause the Collateral to constitute at all times 100% of the total number of shares of each class of capital stock of each Issuer then outstanding.

              (2) So long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise all voting, consensual and other powers of ownership pertaining to the Collateral for all purposes not inconsistent with the terms of this Agreement, the Intercreditor Agreement, the Indenture, the Term Loan Agreement or any other instrument or





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agreement referred to herein or therein, provided that the Company agrees that it will not vote the Collateral in any manner that will have a material adverse effect on the Collateral or on the ability of the Company to perform its obligations under this Agreement, the Intercreditor Agreement, the Indenture, the Term Loan Agreement or any such other instrument or agreement; and the Collateral Agent shall execute and deliver to the Company or cause to be executed and delivered to the Company all such proxies, powers of attorney, dividend and other orders, and all such instruments, without recourse, as the Company may reasonably request for the purpose of enabling the Company to exercise the rights and powers that it is entitled to exercise pursuant to this
Section 4.04(2).

              (3) Unless and until an Event of Default has occurred and is continuing, the Company shall be entitled to receive and retain any dividends on the Collateral paid in cash out of earned surplus.

              (4) If any Event of Default shall have occurred, then so long as such Event of Default shall continue, and whether or not the Collateral Agent or the Trustee, any Holder, the Term Loan Agent or any Term Loan Lender exercises any available right to declare any Secured Obligation due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement, the Intercreditor Agreement, the Indenture, the Term Loan Agreement, or any other agreement relating to such Secured Obligation, all dividends and other distributions on the Collateral shall be paid directly to the Collateral Agent and retained by it as part of the Collateral, subject to the terms of this Agreement, and, if the Collateral Agent shall so request in writing, the Company agrees to execute and deliver to the Collateral Agent appropriate additional dividend, distribution and other orders and documents to that end, provided that if such Event of Default is cured, any such dividend or distribution theretofore paid to the Collateral Agent shall (except to the extent theretofore applied to the Secured Obligations) be returned by the Collateral Agent to the Company.

              4.05 Events of Default, Etc. During the period during which an Event of Default shall have occurred and be continuing:

              (a) the Collateral Agent shall have all of the rights and remedies with respect to the Collateral of a secured





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       party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Company agrees to take all such action as may be appropriate to give effect to such right);

              (b) the Collateral Agent in its discretion may, in its name or in the name of the Company or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so; and

              (c) the Collateral Agent may, upon ten Business Days' prior written notice to the Company of the time and place, with respect to the Collateral or any part thereof that shall then be or shall thereafter come into the possession, custody or control of the Collateral Agent, the Trustee, the Holders, the Term Loan Agent, the Term Loan Lenders or any of their respective agents, sell, lease, assign or otherwise dispose of all or any part of such Collateral, at such place or places as the Collateral Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by applicable statute, including the Uniform Commercial Code, and cannot be waived), and the Collateral Agent, the Trustee, any Holder, the Term Loan Agent, any Term Loan Lender or anyone else may be the purchaser, lessee, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Company, any such demand, notice and right or equity being hereby expressly waived and released. The Collateral Agent





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       may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned.

The proceeds of each collection, sale or other disposition under this
Section 4.05 shall be applied in accordance with Article 6 of the Intercreditor Agreement.

              The Company recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who will agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Company acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and acknowledges that any such private sale shall not be deemed to have been made other than in a commercially reasonable manner solely by virtue of such circumstances and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the respective Issuer thereof to register it for public sale.

              After any Event of Default shall have occurred and be continuing and the Collateral Agent has notified the Company of the Collateral Agent's intention to exercise its voting power under this Section 4.05,

                     (i) the Collateral Agent may exercise (to the exclusion of the Company) the voting power and all other incidental rights of ownership with respect to any Pledged Stock or other shares of capital stock constituting Collateral and the Company hereby grants the Collateral Agent an irrevocable proxy, exercisable under such circumstances, to vote the Pledged Stock and such other Collateral; and

                     (ii) promptly to deliver to the Collateral Agent such additional proxies and other documents as may be





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       necessary to allow the Collateral Agent to exercise such voting power.

              4.06 Deficiency. If the proceeds of sale, collection or other realization of or upon the Collateral pursuant to Section 4.05 hereof are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, the Company shall remain liable for any deficiency.

              4.07 Removals, Etc. Without at least 30 days' prior written notice to the Collateral Agent, the Company shall not (i) maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than at the address indicated on the signature page hereto or (ii) change its name, or the name under which it does business, from the name shown on the signature page hereto.

              4.08 Private Sale. None of the Collateral Agent, the Trustee, the Holders, the Term Loan Agent or the Term Loan Lenders shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale pursuant to Section 4.05 hereof conducted in a commercially reasonable manner. The Company hereby waives, to the maximum extent permitted under applicable law, any claims against the Collateral Agent, the Trustee, any Holder, the Term Loan Agent and any Term Loan Lender arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Collateral to more than one offeree.

              4.09 Application of Proceeds. The proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by the Collateral Agent under this Agreement, shall be applied by the Collateral Agent in the manner set forth in
Article 6 of the Intercreditor Agreement.

              As used in this Section 4, "proceeds" of the Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, the Collateral, including any thereof received under any reorganization,





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liquidation or adjustment of debt of the Company or any issuer of or obligor on any of the Collateral.

              4.10 Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement, the Company hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Company and in the name of the Company or in the Collateral Agent's own name, from time to time in the Collateral Agent's discretion, for the purpose of carrying out the provisions of this Agreement and taking any and all appropriate action and executing any and all documents and instruments which may be necessary or desirable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Section 4 to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks made payable to the order of the Company representing any dividend, payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

              4.11 Perfection. Prior to or concurrently with the execution and delivery of this Agreement, the Company shall deliver to the Collateral Agent all certificates identified in Annex 1 hereto, accompanied by undated stock powers duly executed in blank.

              4.12 Termination. When all the Secured Obligations and all the obligations under the Intercreditor Agreement, the Indenture and the Term Loan Agreement shall have been paid in full, this Agreement shall terminate, and the Collateral Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Company.

              4.13 Further Assurances. The Company agrees that, from time to time, at its own expense, upon the written request of the Collateral Agent, the Company will execute and deliver such further documents and do such other acts and things as the





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Collateral Agent may reasonably request in order fully to effect the purposes of this Agreement.


              Section 5.  Miscellaneous.


              5.01 Authority of Collateral Agent. The Company acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Collateral Agent and the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders, be governed by the Intercreditor Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Company, the Collateral Agent shall be conclusively presumed to be acting as agent with full and valid authority so to act or refrain from acting, and the Company shall be under no obligation, or entitlement, to make any inquiry respecting such authority.

              5.02 No Waiver. No failure on the part of the Collateral Agent or the Trustee, any Holders, the Term Loan Agent or any Term Loan Lenders to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Collateral Agent or the Trustee, any Holders, the Term Loan Agent or any Term Loan Lender of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.

              5.03 Notices. All notices, requests, consents and demands hereunder shall be in writing and telecopied (or transmitted by facsimile or similar electronic transfer) and delivered to the intended recipient at its address or transmission number for notices provided in Section 11.2 of the Intercreditor Agreement.

              5.04 Expenses. The Company agrees to reimburse each of the Collateral Agent, the Trustee, the Holders, the Term Loan





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Agent and the Term Loan Lenders for all reasonable costs and expenses of such parties (including, without limitation, the reasonable fees and expenses of legal counsel) in connection with (i) any Event of Default and any enforcement or collection proceeding resulting therefrom, including, without limitation, all manner of participation in or other involvement with (w) performance by the Collateral Agent of any obligations of the Company in respect of the Collateral that the Company has failed or refused to perform, (x) bankruptcy, insolvency, receivership, foreclosure, winding up or liquidation proceedings, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral, and for the care of the Collateral and defending or asserting rights and claims of the Collateral Agent in respect thereof, by litigation or otherwise, (y) judicial or regulatory proceedings and (z) workout, restructuring or other negotiations or proceedings (whether or not the workout, restructuring or transaction contemplated thereby is consummated) and (ii) the enforcement of this Section 5.04, and all such costs and expenses shall be Secured Obligations entitled to the benefits of the collateral security provided pursuant to Section 3 hereof.

              5.05 Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the Company and the Collateral Agent (with the consent of the Holders and the Term Loan Lenders as specified in the Intercreditor Agreement). Any such amendment or waiver shall be binding upon the Collateral Agent, the Trustee, each Holder, the Term Loan Agent, each Term Loan Lender, each holder of any of the Secured Obligations and the Company.

              5.06 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the Company, the Collateral Agent, the Trustee, the Holders, the Term Loan Agent, the Term Loan Lenders and each holder of any of the Secured Obligations (provided, however, that the Company shall not assign or transfer its rights or obligations hereunder without the prior written consent of the Collateral Agent).

              5.07 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.





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              5.08  Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Agreement by signing any such counterpart.

              5.09  Governing Law.   This Agreement shall be governed by, and
construed in accordance with, the law of the State of New York.

              5.10 Agents and Attorneys-in-Fact. The Collateral Agent may employ agents and attorneys-in-fact in connection herewith and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it in good faith.

              5.11 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent, the Trustee, the Holders, the Term Loan Agent and the Term Loan Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

              5.12 Additional Agreements. Reference is made to Article 7 of the Intercreditor Agreement for additional agreements of PAAC, the Company and the other Subsidiary Guarantors with respect to the rights of the Collateral Agent, including without limitation, rights to compensation and indemnification.

              5.12 Security Interest Absolute. All rights of the Collateral Agent hereunder, the security interest and all obligations of the Company hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Indenture or the Term Loan Agreement, any agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture or the Term Loan Agreement or any other agreement or instrument,
(c) any exchange, release or non-perfection of any lien on other collateral, or any guarantee of all or any of the Secured Obligations or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Company in respect of the Secured Obligations or this Agreement.

                            [Signature Page Follows]

              IN WITNESS WHEREOF, the parties hereto have caused this Pledge Agreement to be duly executed and delivered as of the day and year first above written.



                                           PIONEER AMERICAS, INC.



                                           By /s/ PHILIP J. ABLOVE
                                             ------------------------------
                                              Name:  Philip J. Ablove
                                              Title: Vice President and Chief
                                                     Financial Officer

                                           Address:

                                           4200 NationsBank Center
                                           700 Louisiana Street
                                           Houston, Texas  77002


                                           UNITED STATES TRUST COMPANY
                                             OF NEW YORK,
                                             as Collateral Agent



                                           By /s/ JAMES J. MCGINLEY
                                             ------------------------------
                                              Name:  James J. McGinley
                                              Title: Vice President

                                           Address:

                                           114 West 47th Street
                                           New York, New York 10036
                                           Attention:  Corporate Trust
                                                       Department

                                                                         ANNEX 1


                                 PLEDGED STOCK

                           [See Section 2(b) and (c)]


                     Certificate           Registered
Issuer                   Nos.                 Owner             Number of Shares
------               -----------           ----------           ----------------
Pioneer Chlor               7              Pioneer              1,000 shares of
Alkali Company, Inc.                       Americas,            common stock,
                                           Inc.                 par value
                                                                $1.00 per share

All-Pure Chemical Co.      34              Pioneer              1,000 shares of
                                           Americas,            common stock, no
                                           Inc.                 par value